EXHIBIT A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: March 16, 2012

[Signature Pages Follow]

Regency LP Acquirer, L.P.

By:	EFS Regency GP Holdco II, LLC

Its:	General Partner

By:	Aircraft Services Corporation

its Managing Member

	By:	/s/ J. Alex Urquhart
	Name:	J. Alex Urquhart
	Title:	Authorized Signatory

General Electric Capital Corporation

	By:	/s/ J. Alex Urquhart
	Name:	J. Alex Urquhart
	Title:	Authorized Signatory

General Electric Company

	By:	/s/ J. Alex Urquhart
	Name:	J. Alex Urquhart
	Title:	Vice President, General Electric Company